As filed with the Securities and Exchange Commission on November 14, 1995.
                             Registration No. 2-93516



                         SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549




                          POST-EFFECTIVE AMENDMENT NO. 7 TO
                                       FORM S-8
                                 REGISTRATION STATEMENT
                                         UNDER
                              THE SECURITIES ACT OF 1933



                             OSHMAN'S SPORTING GOODS, INC.
                (Exact name of Registrant as specified in its charter)

 DELAWARE                         2302 Maxwell Lane             74-1031691
(State or other jurisdiction     Houston, Texas 77023        (I.R.S) Employer
of incorporation or organization)                           Identification No.)
                          (Address of principal executive offices)
                                    (Zip Code)


                            OSHMAN'S SPORTING GOODS, INC.
                             1982 INCENTIVE STOCK OPTION
                                PLAN FOR KEY EMPLOYEES
                               (Full title of the plan)

                                   R. L. BOCKART
                                  2302 Maxwell Lane
                                 Houston, Texas  77023
                        (Name and address of agent for service)

                                    (713) 928-3171
                  (Telephone number, including area code, of agent for
                                        service)


                                       Copy to:
                                    Diana M. Hudson
                         Mayor, Day, Caldwell & Keeton, L.L.P.
                               1900 NationsBank Center
                                     700 Louisiana
                                 Houston, Texas  77002
                                    (713) 225-7100


                                       PART II
                     INFORMATION NOT REQUIRED IN THE PROSPECTUS



          On August 8, 1995, the sole remaining stock option granted pursuant to the Oshman's Sporting Goods, Inc. 1982 Incentive Stock Option Plan for
Key Employees (the "Plan") expired. The Registrant does not intend to issue any further securities or options to purchase securities pursuant to the Plan.

          As of August 8, 1995 300 shares of Common Stock had been issued pursuant to the Plan.

          Accordingly, the Registrant hereby removes from registration the 199,700 shares of the Registrant's Common Stock that have been registered but have not been, and in the future will not be, issued or sold pursuant to the Plan.


                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe, that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of September, 1995.

                                  OSHMAN'S SPORTING GOODS, INC.


                                  By/s/ A. Lynn Boerner
                                        A. Lynn Boerner
                                        Vice President and
                                        Chief Accounting Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 Signature              Title                              Date

/s/ Marilyn Oshman      Chairman of the Board of Directors September 29, 1995
Marilyn Oshman

/s/ Alvin N. Lubetkin   Vice Chairman of the Board of Directors,  September 29,
Alvin N. Lubetkin       Chief Executive Officer (Principal        1995
                        Executive Officer) and Director

/s/ William N. Anderson President, Chief Operating Officer   September 29,
William N. Anderson     and Director                         1995


/s/ Marvin Aronowitz   Director                              September 29,
Marvin Aronowitz                                             1995

/s/ Fred M. Gerson     Director                              September 29,
Fred M. Gerson                                               1995

/s/ Morrie K. Abramson Director                              September 29,
Morrie K. Abramson                                           1995

/s/ Dolph B. H. Simon  Director                              September 29,
Dolph B. H. Simon                                            1995